Exhibit 99.2
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

InSight Health Services Holdings Corp.	Case No. 07-10700 (BLS)
Reporting Period: May, 2007
MONTHLY OPERATING REPORT

	Form	Document	Explanation
Required Documents	No.	Attached	Attached
Schedule of Cash Receipts and Disbursements	MOR-1	N/A
Bank Reconciliation (or copies of debtor’s bank reconciliation)	MOR-1	N/A
(Cont'd)
Copies of bank statements		N/A
Cash disbursements journals		N/A
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4	N/A	X
Copies of IRS Form 6123 or payment receipt		N/A
Copies of tax returns filed during reporting period		N/A
Summary of Unpaid Postpetition Debts	MOR-4	N/A
Listing of aged accounts payable		N/A
Accounts Receivable Reconciliation and Aging	MOR-5	N/A
Debtor Questionnaire	MOR-5	X
I declare under penalty of perjury (28 U.S.C. Section 1764) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Authorized Individual	Date:

Printed Name of Authorized Individual	Title of Authorized Individual

In re: InSight Health Services Holdings Corp.	Case No. 07-10700 (BLS)
Debtor	Reporting Period: May, 2007
EXPLANATIONS
MOR-4
     The Debtor has not included copies of its tax returns with this report. The Debtor has previously provided the Office of the United States Trustee copies of its tax returns.

In re: InSight Health Services Holdings Corp.	Case No. 07-10700 (BLS)
Debtor	Reporting Period: May, 2007
DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X

2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		X

3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	N/A

4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X

CONDENSED BALANCE SHEET (Unaudited)
MAY 31, 2007
(Amounts in thousands)

INSIGHT
HEALTH SERVICES
HOLDINGS CORP.
ASSETS
Current assets:
Cash and cash equivalents	$—
Trade accounts receivables, net	—
Other current assets	—
Intercompany accounts receivable	87,086

Total current assets	87,086
Property and equipment, net	—
Investments in partnerships	—
Investments in consolidated subsidiaries	(304,681)
Other assets	—
Goodwill and other intangible assets, net	—

$(217,595)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable and capital lease obligations	$—
Accounts payable and other accrued expenses	—
Intercompany accounts payable	—

Total current liabilities	—
Notes payable and capital lease obligations, less current portion	—
Other long-term liabilities	—
Stockholders’ (deficit) equity	(217,595)

$(217,595)

CONDENSED STATEMENT OF OPERATIONS (Unaudited)
FOR THE MONTH ENDED MAY 31, 2007
(Amounts in thousands)

INSIGHT
HEALTH SERVICES
HOLDINGS CORP.
Revenues	$—
Costs of operations	—

Gross profit	—

Corporate operating expenses	—

Equity in earnings of unconsolidated partnerships	—

Interest expense, net	—

Impairment of goodwill	—

Loss before income taxes	—

Provision for income taxes	—

Loss before equity in loss of consolidated subsidiaries	—
Equity in loss of consolidated subsidiaries	(4,562)

Net loss	$(4,562)